EXHIBIT 99.1

Alignment Healthcare Reports Second Quarter 2021 Financial Results

ORANGE, Calif., Aug. 09, 2021 (GLOBE NEWSWIRE) -- Alignment Healthcare, Inc. (“Alignment Healthcare” or the “Company”) (Nasdaq: ALHC), a mission-based, tech-enabled Medicare Advantage company, today reported financial results for its second quarter ended June 30, 2021.

“Our results in the second quarter exceeded our expectations across the board including our membership, revenue, adjusted gross profit and adjusted EBITDA, leading us to raise our outlook for the full year of 2021,” said John Kao, founder and CEO. “During the quarter, the team made notable progress on our growth strategy by entering new states, expanding to contiguous markets, and developing new, innovative customer-focused plans – all of which put us in a solid position for 2022. We also expanded our provider network to support our growth in these new markets by signing several partnerships with high-quality providers. The power of our AVA technology and our expertise in Medicare Advantage offers a compelling value proposition for providers, helping them grow and gain market share.”

“The positive feedback we are receiving from our members gives me increased confidence that we are on the right track, and I believe the action we took in the second quarter should set us up to deliver sustainable long-term growth,” Kao added.

Second Quarter 2021 Financial Highlights
All comparisons, unless otherwise noted, are to the three months ended June 30, 2020.

  Health plan membership at the end of the quarter was approximately 84,700, up 32% year over year
  Total revenue was $309.0 million, up 26% year over year
  Health plan premium revenue of $293.4 million represented 32% growth year over year
  Adjusted gross profit was $37.1 million, which excludes depreciation of $0.05 million and equity-based compensation of $2.5 million from medical expense
    Medical benefits ratio based on adjusted gross profit was 88%

Adjusted Gross Profit is reconciled as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
(dollars in thousands)
Revenues	$308,951	$244,313	$576,033	$468,946
Medical expenses	274,385	194,502	525,480	387,898
Gross profit	34,566	49,811	50,553	81,048
Gross profit %	11.2%	20.4%	8.8%	17.3%
Add back:
Equity-based compensation (medical expenses)	2,457	—	9,023	—
Depreciation	54	88	106	193
Total add back	2,511	88	9,129	193
Adjusted gross profit	$37,077	$49,899	$59,682	$81,241
Adjusted gross profit %	12.0%	20.4%	10.4%	17.3%
Medical benefits ratio	88.0%	79.6%	89.6%	82.7%

  Adjusted EBITDA was ($4.7) million and net loss was ($44.8) million

Adjusted EBITDA is reconciled as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
(dollars in thousands)
Net income (loss)	$(44,762)	$8,365	$(101,636)	$(1,707)
Add back:
Interest expense	4,329	4,192	8,577	8,352
Depreciation and amortization	3,962	3,614	7,751	7,284
EBITDA	(36,471)	16,171	(85,308)	13,929
Equity-based compensation(1)	30,887	350	62,674	676
Reorganization and transaction-related expenses(2)	593	—	3,601	—
Acquisition expenses(3)	301	—	301	—
Adjusted EBITDA	$(4,690)	$16,521	$(18,732)	$14,605

(1)	2021 represents equity-based compensation related to the timing of the IPO, including the previously issued SARs liability awards, modifications related to transaction vesting units, and new grants made in conjunction with the IPO. 2020 represents equity-based compensation related to the Incentive Units.
(2)	Represents legal, professional, accounting and other advisory fees related to the Reorganization and the IPO that are considered non-recurring and non-capitalizable.
(3)	Represents acquisition-related fees, such as legal and advisory fees, that are non-recurring and non-capitalizable.
  As of June 30, 2021, total cash was $494.6 million and debt was $152.0 million (excluding unamortized debt issuance costs)

Outlook for Third Quarter and Fiscal Year 2021

	Three Months Ending September 30, 2021		Twelve Months Ending December 31, 2021
$ Millions	Low	High	Low	High
Health Plan Membership	84,800	85,200	85,000	85,800
Revenue	$270	$275	$1,105	$1,120
Adjusted Gross Profit[1]	$30	$32	$117	$123
Adjusted EBITDA[2]	($19)	($17)	($55)	($50)

_______________________

  Adjusted gross profit is a non-GAAP financial measure that is presented as supplemental disclosure, that we define as revenue less medical expenses before depreciation and amortization and equity-based compensation expense. We cannot reconcile our estimated ranges for adjusted gross profit to gross profit, the most directly comparable GAAP measure, and cannot provide estimated ranges for gross profit, without unreasonable efforts because of the uncertainty around certain items that may impact gross profit, including equity-based compensation expense and depreciation and amortization, that are not within our control or cannot be reasonably predicted.
  Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure, that we define as net income (loss) before interest expense, income taxes, depreciation and amortization expense, reorganization and transaction-related expenses and equity-based compensation expense. We cannot reconcile our estimated ranges for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and cannot provide estimated ranges for net loss, without unreasonable efforts because of the uncertainty around certain items that may impact net loss, including equity-based compensation expense and depreciation and amortization, that are not within our control or cannot be reasonably predicted.

Conference Call Details
The company will host a conference call at 5 p.m. E.T. today to discuss these results and management’s outlook for future financial and operational performance. The conference call can be accessed by dialing (833) 607-1669 for U.S. participants, or (914) 987-7881 for international participants, and referencing participant code 8778115. A live audio webcast will be available online at https://ir.alignmenthealthcare.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 12 months.

About Alignment Healthcare
Alignment Healthcare is a consumer-centric platform delivering customized health care in the United States to seniors and those who need it most, the chronically ill and frail, through its Medicare Advantage plans. Alignment Healthcare provides partners and patients with customized care and service where they need it and when they need it, including clinical coordination, risk management and technology facilitation. Alignment Healthcare offers health plan options through Alignment Health Plan, and also partners with select health plans to help deliver better benefits at lower costs.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the third quarter ended September 30, 2021 and year ended December 31, 2021. Forward-looking statements are subject to risks and uncertainties and are based on assumptions that may prove to be inaccurate, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.   For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including our amended registration statement relating to our initial public offering, filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2021 and our quarterly report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 9, 2021. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except par value and share amounts)
(Unaudited)

	June 30, 2021	December 31, 2020 (1)
Assets
Current Assets:
Cash	$494,618	$207,311
Accounts receivable (less allowance for credit losses of $46 at June 30, 2021 and $0 at December 31, 2020, respectively)	66,472	40,140
Prepaid expenses and other current assets	31,801	17,225
Total current assets	592,891	264,676
Property and equipment, net	29,532	27,145
Right of use asset, net	8,876	9,888
Goodwill and intangible assets, net	35,310	34,645
Other assets	3,447	2,148
Total assets	$670,056	$338,502
Liabilities and Stockholders' Equity
Current Liabilities:
Medical expenses payable	$136,478	$112,605
Accounts payable and accrued expenses	14,615	15,675
Accrued compensation	22,643	25,172
Total current liabilities	173,736	153,452
Long-term debt, net of debt issuance costs	147,333	144,168
Long-term portion of lease liabilities	8,607	10,271
Total liabilities	329,676	307,891
Commitments and Contingencies (Note 12)
Stockholders' Equity:
Preferred stock, $.001 par value; 100,000,000 and 0 shares authorized as of June 30, 2021 and December 31, 2020 respectively; no shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Common stock, $.001 par value; 1,000,000,000 and 164,063,787 shares authorized as of June 30, 2021 and December 31, 2020 respectively; 187,273,782 and 164,063,787 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	188	164
Additional paid-in capital	821,384	410,018
Accumulated deficit	(481,207)	(379,571)
Total Alignment Healthcare, Inc. stockholders' equity	340,365	30,611
Noncontrolling interest	15	—
Total stockholders' equity	340,380	30,611
Total liabilities and stockholders' equity	$670,056	$338,502

(1)	The condensed consolidated balance sheet as of December 31, 2020 was derived from the audited consolidated financial statements as of that date and was retroactively adjusted, including shares and per share amounts, as a result of the Reorganization. See Form 10-Q for additional details.

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Earned premiums	$308,739	$243,956	$575,739	$468,222
Other	212	357	294	724
Total revenues	308,951	244,313	576,033	468,946
Expenses:
Medical expenses	274,385	194,502	525,480	387,898
Selling, general, and administrative expenses	71,150	33,698	136,064	66,485
Depreciation and amortization	3,908	3,526	7,645	7,091
Total expenses	349,443	231,726	669,189	461,474
Income (loss) from operations	(40,492)	12,587	(93,156)	7,472
Other expenses:
Interest expense	4,329	4,192	8,577	8,352
Other (income) expenses	(59)	30	(97)	827
Total other expenses	4,270	4,222	8,480	9,179
Income (loss) before income taxes	(44,762)	8,365	(101,636)	(1,707)
Provision for income taxes	—	—	—	—
Net income (loss) attributable to Alignment Healthcare, Inc.	$(44,762)	$8,365	$(101,636)	$(1,707)

Total weighted-average common shares outstanding - basic and diluted(1)	176,842,122	153,185,039	165,698,982	146,974,618
Net income (loss) per share - basic and diluted	$(0.25)	$0.05	$(0.61)	$(0.01)

(1)	The weighted-average shares used in computing net loss per share, basic and diluted were retroactively adjusted as a result of the Reorganization. See Form 10-Q for additional details.

Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Operating Activities:
Net loss	$(101,636)	$(1,707)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for credit loss	46	35
Depreciation and amortization	7,751	7,284
Amortization-debt issuance costs and investment discount	1,110	1,082
Payment-in-kind interest	2,054	1,974
Loss on disposal of property and equipment	—	990
Equity-based compensation and common stock payments	51,275	676
Non-cash lease expense	1,314	1,151
Changes in operating assets and liabilities:
Accounts receivable	(25,503)	(18,674)
Prepaid expenses and other current assets	(14,393)	(6,729)
Other assets	6	35
Medical expenses payable	23,105	(1,108)
Accounts payable and accrued expenses	(2,368)	6,408
Accrued compensation	(2,529)	1,052
Lease liabilities	(1,788)	3,140
Noncurrent liabilities	—	(3,941)
Net cash used in operating activities	(61,556)	(8,332)
Investing Activities:
Asset acquisition, net of cash received	(1,405)	—
Purchase of investments	(800)	(1,000)
Sale of investments	800	250
Acquisition of property and equipment	(9,462)	(6,725)
Proceeds from the sale of property and equipment	—	100
Net cash used in investing activities	(10,867)	(7,375)
Financing Activities:
Purchase of noncontrolling interest	15	—
Equity repurchase	(1,474)	(1,023)
Issuance of common stock	390,600	135,000
Common stock issuance costs	(29,011)	(3,371)
Net cash provided by financing activities	360,130	130,606
Net increase in cash	287,707	114,899
Cash and restricted cash at beginning of period	207,811	86,484
Cash and restricted cash at end of period	$495,518	$201,383
Supplemental disclosure of cash flow information:
Cash paid for interest	$5,413	$5,293
Supplemental non-cash investing and financing activities:
Acquisition of property in accounts payable	$418	$258
The following table provides a reconciliation of cash and restricted cash reported within the consolidated balance sheets to the total above
Cash	$494,618	$200,883
Restricted cash in other assets	900	500
Total	$495,518	$201,383

Non-GAAP Financial Measures

Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that non-GAAP financial measures provide an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. To supplement our consolidated financial statements presented on a GAAP basis, we disclose the following Non-GAAP measures: Medical Benefits Ratio, Adjusted EBITDA and Adjusted Gross Profit as these are performance measures that our management uses to assess our operating performance. Because these measures facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes and in evaluating acquisition opportunities.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) before interest expense, income taxes, depreciation and amortization expense, reorganization and transaction-related expenses and equity-based compensation expense.

Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA in lieu of net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP.

Our use of the term Adjusted EBITDA may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

Medical Benefits Ratio (MBR)

We calculate our MBR by dividing total medical expenses excluding depreciation and equity-based compensation by total revenues in a given period.

Adjusted Gross Profit

Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less medical expenses before depreciation and amortization and equity-based compensation expense.

Adjusted Gross Profit should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted Gross Profit in lieu of gross profit, which is the most directly comparable financial measure calculated in accordance with GAAP.

Our use of the term Adjusted Gross Profit may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

Investor Contact
Bob East
ICR Westwicke for Alignment Healthcare
AlignmentIR@westwicke.com
(443) 213-0500

Media Contact
Maggie Habib
mPR, Inc. for Alignment Healthcare
alignment@mpublicrelations.com